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                                                                   EXHIBIT 10.19

                             UNIT PURCHASE AGREEMENT

         UNIT PURCHASE AGREEMENT dated July 10, 2001, between IMSCO TECHNOLOGIES, INC., a Delaware corporation with offices at 8450 East Crescent Parkway, Suite 100, Greenwood Village, CO 80111 (the "Company") and TRILIUM HOLDINGS LTD., with an address c/o Euro-Dutch Trust Company, Charlotte House, Charlotte Street, PO Box N 9204, Nassau Bahamas (the "Investor").


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         SECTION 1.1 CERTAIN DEFINED TERMS. Certain capitalized terms used throughout this Agreement are defined above, in Section 1.2 hereof and elsewhere in this Agreement.

         SECTION 1.2 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                           (a) "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person (other than any lien, security interest, charge, encumbrance or other right or claim in favor of the Investor).

                           (b) "AFFILIATE" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           (c) "AGREEMENT" means this Unit Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

                           (d) "BENEFIT PLAN" means an employee benefit plan, subject to ERISA.

                           (e) "BUSINESS DAY" means a day of the year other than a Saturday or a Sunday or a day on which banks are authorized or required to close in New York City.

                           (f) "CERTIFICATE OF DESIGNATION" refers to the Certificate of Designation of the Company in the form annexed hereto as EXHIBIT A.

                           (g) "CLOSING" means the closing and funding of the Investment and all related transactions described in this Agreement.

                           (h) "CLOSING DATE" means the date of the Closing.

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                           (i) "COMMON STOCK" means the common stock of the
         Company, $.0001 par value per share.

                           (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                           (k) "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                           (l) "GOVERNMENT ENTITY" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America, or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                           (m) "INVESTMENT" refers to the purchase of Units being made by the Investor in accordance herewith.

                           (n) "MATERIAL ADVERSE EFFECT" means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of such Person, or upon the ability of such Person to perform under this Agreement or the Related Documents.

                           (o) "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Entity or other entity.

                           (p) "PREFERRED STOCK" refers to those 64,000 shares of Series C Convertible Preferred Stock that comprise a part of the Units of the Company being purchased by the Investor at the Closing, which such stock carries the privileges and rights as set forth herein and in the Certificate of Designation.

                           (q) "RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Company's business.

                           (r) "RELATED DOCUMENTS" means any and all agreements executed by the Company in connection with this Agreement, including but not limited to, those documents specifically enumerated elsewhere herein.

                           (s) "SEC" means the Securities and Exchange
         Commission.

                           (t) "SUBSIDIARY" means as to any Person at least a majority of the securities of which having ordinary voting power for the election of directors or other individuals governing such corporation or entity (other than securities having such power only by reason to the happening of a contingency) are at the time owned by such Person and/or one or more other Subsidiaries.

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                           (u) "UNITS" means the sixty four thousand (64,000)
         investment units of the Company being purchased hereunder, at a purchase price of $23.4375 per Unit, each consisting of one share of Preferred Stock and one Warrant to purchase 64,000 shares of Preferred Stock at an exercise price of $31.25 per share of Preferred Stock.

                           (v) "WARRANT(S)" refers to those warrants comprising a part of the Units to be issued to each Investor, to purchase the number of shares of Preferred Stock calculated therein, which such warrants are each exercisable as provided therein at any time within three (3) years from the date of issuance thereof and is in the form of EXHIBIT B hereto.

                                   ARTICLE II
                             UNIT PURCHASE AND TERMS
                             -----------------------

         SECTION 2.1 PURCHASE AND SALE OF UNITS. Subject to all of the terms and conditions hereof, and in reliance on the representations, warranties and agreements contained herein, the Company will issue and sell to the Investor, and the Investor agrees to purchase from the Company at the Closing, the Units for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000).

         SECTION 2.2 SHARE AND WARRANT CERTIFICATES. The purchase of the Units shall be evidenced by the due and proper execution and delivery of an original share certificate representing the Preferred Stock component of the Units and a Warrant certificate representing the Warrant component of the Units. The Company has, or before the Closing will have, authorized the sale and issuance of the Preferred Stock, which series shall have the rights, restrictions, privileges, preferences and dividends as set forth in the Certificate of Designation.

         SECTION 2.3 PREFERRED CONVERTIBLE INTO COMMON STOCK. Each share of Preferred Stock shall convert into 125 shares of Common Stock of the Company, subject to adjustment ("Conversion Shares") at the option of the Investor at any time following the issuance thereof and shall automatically convert at the earlier of either (i) three years from the date hereof or (ii) the consummation of a public offering of the Company's securities with gross proceeds of at least twenty five million dollars ($25,000,000), in the manner, and subject to adjustment, described in the Certificate of Designation.

         SECTION 2.4 PAYMENT OF DIVIDENDS. Dividends on the Preferred Stock shall be accrued or paid in the manner set forth in the Certificate of Designation.

         SECTION 2.5 WARRANTS. The Warrants shall grant to each Investor the right to purchase one share of Preferred Stock (the "Warrant Shares") for each Unit purchased hereunder. The Warrants shall be exercisable, at Investor's sole discretion, in whole or in part, for three years from the date of issuance. Additional terms and conditions of the Warrants are set forth in more detail in the Warrants, attached hereto as EXHIBIT B.

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         SECTION 2.6 REGISTRATION RIGHTS. The Company covenants that it will, at its expense, within 75 days of the Closing, use its commercially reasonable efforts to file a registration statement on the appropriate form (the "Registration Statement") with the SEC (the "SEC Filing") seeking to permit the resale without restriction of all Warrant Shares and Conversion Shares and will use its commercially reasonable efforts to effect such registration as soon as practicable after the filing of such Registration Statement. If the SEC Filing does not occur for any reason within 75 days after the Closing (the "Penalty Trigger Date"), the Company shall issue Investor either (a) 640 shares of Preferred Stock, or (b) if the Preferred Stock has been converted to shares of Common Stock, 20,000 additional shares of Common Stock (the "Penalty"). For each subsequent thirty day-period following the Penalty Trigger Date that the Company fails to file the Registration Statement, an additional Penalty will be imposed. Notice of such penalty shall be provided to each holder of Units.

         SECTION 2.7 FEES AND EXPENSES. With respect to the filing of the Registration Statement, all fees, costs and expenses of registration will be borne by the Company, including all registration, filing and other fees payable to any securities exchange or automated quotation system on which the Company's securities are or will be listed (an "Exchange") and the National Association of Securities Dealers, Inc.; printing expenses, fees and disbursements of counsel and accountants for the Company; all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified.

         SECTION 2.8 REGISTRATION PROCEDURES. In the case of the registration effected by the Company pursuant to Section 2.6, the Company will keep Investor advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the Company will:

                           (a) Keep such registration effective for a period of twelve (12) months provided, however, that (i) such twelve (12) month period shall be extended for a period of time equal to the period Investor refrains from selling any shares of Common Stock included in such registration at the request of an underwriter of securities of the Company or at the request of the Company or an Exchange, and (ii) in the case of any registration of securities on Form S-3 or comparable successor form which are intended to be offered on a continuous or delayed basis, such twelve (12) month period shall be extended, if necessary, to keep the Registration Statement effective until all securities are sold, provided that applicable rules and regulations under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (x) and (y) hereof to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")

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         in the Registration Statement. Investor agrees that it will refrain from selling any shares included in such Registration Statement at the request of the Company due to the Company's failure to have a current prospectus included as a part thereof, provided the Company shall use its best efforts to make all appropriate filings for the prospectus to become current;

                           (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such Registration Statement;

                           (c) Furnish to Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto in both electronic and print format, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as Investor may reasonably request in order to facilitate the disposition of the shares of Common Stock owned by Investor;

                           (d) Notify Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of Investor, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Investor, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

                           (e) Use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof;

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                           (f) Cause all such shares of Common Stock to be
         listed or included for quotation on each Exchange on which the Company's shares of Common Stock are then listed or included for quotation;

                           (g) Provide a transfer agent and registrar for all such shares of Common Stock and CUSIP number for all such shares of Common Stock, in each case not later than the effective date of such registration;

                           (h) Make available for inspection by Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers and directors to supply all information reasonably requested by Investor, any underwriter, attorney or accountant in connection with such Registration Statement;

                           (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to Investor, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (j) Hold in confidence and not make any disclosure of information concerning Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement; and, upon learning that disclosure of such information concerning Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Investor and, at its expense, undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         SECTION 2.9 INDEMNIFICATION.

                           (a) To the extent that Investor includes any shares of Common Stock in a Registration Statement pursuant to the terms of this Article 2, the Company will indemnify and hold harmless Investor, its members, managers, employees, agents, representatives, attorneys,

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         directors and officers, and each person, if any, who controls Investor within the meaning of the Securities Act (the "Investor Indemnified Persons"), from and against, and will reimburse each Investor Indemnified Person with respect to, any and all loss, damage, liability, cost and expense to which each Investor Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises primarily out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any Investor Indemnified Person in writing specifically for use in the preparation thereof.

                           (b) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article 2 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions of this
         Article 2, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and
         (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.


                                   ARTICLE III
                              CONDITIONS OF CLOSING
                              ---------------------

         SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. Investor agrees to deposit the total purchase price of the Units ($1,500,000) in a non-interest bearing escrow account with Jenkens & Gilchrist Parker Chapin LLP, no more than three
(3) days following the date of execution and delivery hereof. The obligations of the Investor to make the Investment and authorize the release of the purchase price from escrow are subject to the following conditions, which shall have been satisfied on or before the Closing Date:

                           (a) Execution and delivery of this Agreement by all parties hereto, with all Exhibits and Schedules hereto completed in form and substance satisfactory to Investor.

                           (b) Execution and delivery of that certain merger agreement by and among the Company, Global Sports & Entertainment, Inc., Global Acquisition Corp., TurfClub.com, Inc. and Turfclub Acquisition Corp. in substantially the form annexed hereto as EXHIBIT C.

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                           (c) Issuance of the Preferred Stock and Warrants by
         the Company.

                           (d) The Certificate of Designation shall have been accepted for filing by the Secretary of State of the State of Delaware at or prior to Closing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

                           (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where its conduct of business requires such qualification and where the failure to be so qualified could have a Material Adverse Effect on the Company.

                           (b) AUTHORITY AND VALIDITY. The Company has the power, authority and legal right to make, deliver and perform this Agreement, the Related Documents, the terms of the Preferred Stock and Warrants and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and to issue and sell the Units. This Agreement, the Related Documents, the Preferred Stock, the Warrants and the Certificate of Designation constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally, and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

                           (c) CONSENTS, ETC. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Company, or the validity or enforceability of this Agreement, the Related Documents, the Preferred Stock, the Warrants or the Certificate of Designation, other than such as have been met or obtained.

                           (d) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the sale and issuance of the Units will not (i) create any Adverse Claim against the Company other than as contemplated herein or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Company or any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company or any property or assets of the Company may be bound.

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                           (e) LITIGATION. No litigation or administrative
         proceeding of or before any court, tribunal or Government Entity is presently pending, or, to the knowledge of the Company threatened, against the Company or any properties of the Company or with respect to this Agreement, which, if adversely determined, could have a Material Adverse Effect on the Company or which would draw into question the validity of this Agreement or any of the Related Documents.

                           (f) NO INJUNCTIONS, ETC. No injunction, writ, restraining order or other order of any nature exists which adversely affects the Company's performance of its obligations under this Agreement, the Related Documents, the Preferred Stock, the Warrants or the Certificate of Designation.

                           (g) SUBSIDIARIES. The Company has no Subsidiaries other than TurfClub Acquisition Corp., Global Acquisition Corp., Spider Acquisition Corp.

                           (h) INVESTMENT COMPANY ACT. The Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company otherwise subject to regulation thereunder. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                           (i) ERISA. No Benefit Plan is maintained or participated in by the Company, and neither the Company nor any Affiliate has any liability to the Pension Benefit Guaranty Corporation.

                           (j) TAX MATTERS. The Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings, and with respect to which the Company shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

                           (k) TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES. The Company has good and marketable title (or good and marketable leasehold interests with respect to leased property) to all of its real and personal property free and clear of any liens, charges, pledges, security interests or other encumbrances, except as otherwise disclosed to Investor prior to Closing.

                           (l) CONDITION OF ASSETS. All of the assets and properties of the Company that are reasonably necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

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         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The
Investor hereby warrants, represents and covenants as follows:

                           (a) The Investor has sufficient liquid assets to sustain a loss of the Investor's entire investment.

                           (b) The Investor has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. The Investor has consulted with such independent legal counsel or other advisers as it has deemed appropriate to assist the Investor in evaluating its proposed investment in the Company.

                           (c) The Investor represents that it (i) has adequate means of providing for its current financial needs, and has no need for liquidity of investment in the Company; and (ii) can afford (a) to hold unregistered securities for the period of time required and (b) to sustain a complete loss of the entire amount of the Investment.

                           (d) The Investor acknowledges that the offering of Units has not been registered under the Securities Act in reliance on an exemption for transactions by an issuer not involving a public offering, and further understands that the Investor is purchasing the Units without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act.

                           (e) The Units and components thereof being purchased are being acquired solely for the account of the Investor for investment purposes and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded, provided that Investor may offer participations in the Units to its principals who purchase contemporaneous with Investor.

                           (f) The Investor has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY
                            ------------------------

        SECTION 5.1 COVENANTS. So long as the Investor owns any shares of Preferred Stock or Warrants, the Company will, unless the Investor shall otherwise consent in writing:

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                           (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause its
         Subsidiaries, if any, to comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                           (b) MAINTENANCE OF PROPERTY. Keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

                           (c) LITIGATION. Promptly give the Investor notice in writing of all litigation and of all proceedings before any court, tribunal or Government Entity affecting the Company or any Subsidiary, except litigation proceedings which, if adversely determined, would not have a Material Adverse Effect on the Company.

                           (d) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations, and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company and its Subsidiaries taken as a whole.

                           (e) CONVERSION. Upon conversion of the Preferred Stock, promptly comply with all of the terms and conditions of the Certificate of Designation.

                                   ARTICLE VI
                                  MISCELLANEOUS
                                  -------------

        SECTION 6.1 AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Company and the Investor, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Company shall be effective without the written consent of the Investor. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 6.2 NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to be effective only if delivered by hand, overnight courier or mailed by prepaid registered or certified mail, return receipt requested, to the parties at their addresses set forth herein, or to such other address as each party may specify by written notice to the other from time to time in accordance with the terms of this
Section 6.2. Such notices, requests, demands and other communications hereunder shall be deemed to have been duly given upon such personal delivery, on the next Business Day after being sent by overnight courier, or on the date three (3) Business Days after the date postmarked by the United States Post Office, as the case may be.

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        SECTION 6.3 BROKER. The Company and Investor represent and warrant to each other that no broker or finder was employed by either of them in connection with the transactions contemplated by this Agreement, except for Keating Investments LLC who is receiving compensation in connection with the transactions contemplated hereby. Each of the parties agrees to indemnify and hold the other party harmless with respect to any claims made by any broker for the payment of fees in connection with the transactions contemplated hereby.

        SECTION 6.4 NO WAIVER, REMEDIES. No failure on the part of the Investor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 6.5 BINDING EFFECT, ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and their respective successors and permitted assigns. This Agreement and the Investor's rights and obligations hereunder and interest herein shall be assignable in whole or in part by the Investor and its successors and assigns. The Company may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Investor in its sole discretion. The Investor may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 6.5, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to the Investor by or on behalf of the Company.

        SECTION 6.6 TERM OF THIS AGREEMENT. This Agreement, including, without limitation, the Company's obligation to observe its covenants set forth in
Article V, shall remain in full force and effect until such time as no shares of Preferred Stock or Warrants remain outstanding; provided, however, that Articles IV and this Article VI shall be continuing and shall survive any termination of this Agreement.

        SECTION 6.7 GOVERNING LAW; JURY WAIVER; JURISDICTION. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement or any of the transactions contemplated hereunder. The parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the Federal courts located in Southern District of New York, with respect to any action or legal proceeding commenced by either party with respect to this Agreement. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set forth for the delivery of notices herein.

         SECTION 6.8 EXECUTION IN COUNTERPARTS; SEVERABILITY; INTERPRETATION. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.


                                 THE INVESTOR:

                                 TRILIUM HOLDINGS LTD.

                                 By: /s/ Anna Marie Lowe
                                    --------------------------------------------
                                 Name: Anna Marie Lowe
                                 Title: Director


                                 IMSCO TECHNOLOGIES, INC.


                                 By: /s/ Timothy J. Keating
                                     -------------------------------------------
                                     Timothy J. Keating, Chief Executive Officer

                                    EXHIBITS


Exhibit A -  Certificate of Designation

Exhibit B -  Form of Warrant

Exhibit C -  Merger Agreement

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST IN THIS WARRANT OR IN SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST IN THIS WARRANT OR IN SUCH SECURITIES CAN BE SOLD OR TRANSFERRED, UNLESS AND UNTIL IT IS OR THEY ARE SO REGISTERED.


                         WARRANT TO PURCHASE SECURITIES

                                       OF

                            IMSCO TECHNOLOGIES, INC.


         THIS CERTIFIES that, for value received, Trilium Holdings Ltd. is entitled to purchase from IMSCO Technologies, Inc., a Delaware corporation (the "Corporation"), subject to the terms and conditions hereof, such number of shares ("Warrant Shares") of the Series C Convertible Preferred Stock, $.0001 par value per share ("Preferred Stock") of the Corporation as described herein at the Warrant Price (as defined below). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the "Warrant" and the holder of this Warrant is referred to as the "Holder." The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire on the date which is the day prior to the third (3rd) anniversary of the date hereof (the "Termination Date").

         1. EXERCISE OF WARRANTS. (a) Reference is made to that certain Unit Purchase Agreement between the Corporation and the initial Holder hereof, pursuant to which, among other things, this Warrant was authorized and issued (the "Agreement"). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

         (b) The Holder may, at any time prior to the Termination Date, subject to the terms and conditions hereof, exercise this Warrant in whole or in part for (a) sixty four thousand (64,000) shares of Preferred Stock, at an exercise price per share equal to $31.25 (the "Preferred Stock Warrant Price"), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price (as hereinafter defined) in lawful money of the United States or by check for each Warrant Share being purchased. The Preferred Stock Warrant Price shall be referred to herein as the "Warrant Price." Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the Warrant Shares as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

         (c) At any time prior to the Termination Date, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section, by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within ten (10) days of the date the Notice of Exchange is received by the Corporation (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (1) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (2) the number of Warrant Shares equal to the quotient obtained by dividing (a) the product of the Total Number and the existing Warrant Price by (b) the Market Price of a share of Common Stock, as defined in the next sentence. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported by NASDAQ, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price on the NASDAQ Electronic Bulletin Board or as otherwise furnished by the National Association of Securities Dealers, Inc. (the "NASD") or similar organization if the NASD is no longer reporting such information, or, if no such bid information is reported, as determined in good faith by resolution of the Board of Directors of the Company.

         2. RESERVATION OF WARRANT SHARES. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of Warrant Shares issuable by the Corporation upon the exercise of this Warrant.

         3. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

         4. SPLIT OR COMBINATION OF COMMON STOCK AND STOCK DIVIDEND. In case the Corporation shall at any time subdivide, redivide, recapitalize, split or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

         5. MERGER OR REORGANIZATION, ETC. If at any time prior to the exercise of this Warrant, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of stock otherwise provided for herein), (ii) a merger or consolidation of the Corporation with or into another corporation in which the Corporation is not the surviving entity, or a reverse triangular merger in which the Corporation is the surviving entity but the shares of the Corporation's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into the property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that Holder would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer.

         6. LEGEND AND STOP TRANSFER ORDERS. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

         7. MISCELLANEOUS. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, as of this 10th day of July, 2001.

                                 IMSCO TECHNOLOGIES, INC.


                                 By: /s/ Timothy K. Keating
                                     -------------------------------------------
                                     Timothy J. Keating, Chief Executive Officer

                              WARRANT EXERCISE FORM

                          TO BE EXECUTED BY THE HOLDER
                          IN ORDER TO EXERCISE WARRANT

         The undersigned Holder hereby irrevocably elects to exercise this Warrant and to purchase ____________ shares of ___________ Stock issuable upon exercise of such Warrant, and requests that certificates for such securities shall be issued in the name of:

-----------------------------------------------------------------


-----------------------------------------------------------------
(please print or type name and address)


-----------------------------------------------------------------
(please insert social security or other identifying number)


and be delivered as follows:


-----------------------------------------------------------------


-----------------------------------------------------------------
(please print or type name and address)


-----------------------------------------------------------------
(please insert social security or other identifying number)

and if such number of shares of ____________ Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such shares be registered in the name of, and delivered to, Holder.


                                                 -------------------------------
                                                 Signature of Holder



                                                 SIGNATURE GUARANTEE:

                                                 -------------------------------